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                                                                     EXHIBIT 4.1


NUMBER                                                                  WARRANTS



                            LEVEL BEST GOLF, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

          REDEEMABLE A WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                   VOID (UNLESS EXTENDED) AFTER 4:00 P.M.
                   EASTERN STANDARD TIME, OCTOBER 26, 1998

This Certifies That:

Is To the Record Holder Of:

This certifies that, for value received or registered assigns, is entitled to purchase from LEVEL BEST GOLF, INC., a Florida corporation (the "Corporation"), at any time on or after December 26 1994, and on or before the close of business on October 26, 1998 (the Expiration Date), the number shown above of fully paid and non-assessable shares of the Corporations Common Stock, par value $.001 per share (the Common stock), by surrendering this Warrant Certificate with the purchase form on the back duly executed at the principal office of the Corporation, and by paying to the order of the Corporation in full, in lawful money of the United States of America, the purchase price for shares as to which this Warrant Certificate is exercised. Each Warrant is equal to one (1) share of Common Stock. One (1) Warrant is necessary to acquire one (1) share of common Stock at a price of $7.50 (the "Exercise Price") This certificate may be exercised in whole or part for no less than one (1) full share of Common Stock, and upon any partial exercise there shall be issued to the holder, a new Warrant Certificate in respect of the shares as
to which this Warrant certificate was not exercised.   No fractional shares
will be issued upon the exercise of rights to purchase hereunder. Notwithstanding anything herein to the contrary, the Corporation has the right to repurchase this Warrant Certificate at the price of $0.01 for each share of the Corporation's Common stock which would otherwise be purchased upon the exercise hereof, upon not less than thirty (30) days notice to the registered owner hereof. Such notice shall be deemed given when sent by first class mail to the registered owner at the most recent address thereof on the records of the Corporation. The Corporation agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable upon exercise of this and all other Warrants of like tenor then outstanding. All rights represented by this Warrant Certificate to purchase shares of Common Stock shall cease at the close of business on the Expiration Date. This Warrant Certificate is transferable on the books of the Corporation by record holder hereof in person or by duly authorized attorney upon surrender hereof, properly endorsed, at the office of the Corporation, or at such other place designated by the Corporation. Subject to the foregoing limitations, every taker and holder of this Warrant by taking and holding the same, consents and agrees that to this Warrant Certificate (together with all rights represented hereby) is transferable with the same effect as title in the case of a negotiable instrument endorsed to a specified person and if delivery made to such person, and that if endorsed in blank the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose, and as the person entitled to exercise this Warrant Certificate or to the transfer hereof on said books, any notice to the contrary, notwithstanding, but until such transfer on such books, the Corporation may treat the record holder as the owner hereof for the purpose of determining the person entitled to any rights or any notice pursuant to the terms hereof or for any other purpose. This Warrant Certificate shall not entitle the holder hereof to any of the rights of a stockholder in the Corporation, including without limitation, the right to vote, to receive dividends and other distribution, to exercise any preemptive right, or to receive any notice of or attend meetings of stockholders or any other proceedings of the Corporation. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Corporation.

/s/ Fred Solomon                                  /s/ Patricia A. Sanders
-----------------------                           ----------------------------
    PRESIDENT                                         SECRETARY

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                               SUBSCRIPTION FORM

           To be Executed by the Registered Holder in order to Exercise Warrants

The undersigned Registered  Holder hereby irrevocably

elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such warrants, and requests that certificates for such shares shall be issued in the name of:

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Please print or type name and address,
and Social Security Number

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and to be delivered to:

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Please print or type name and address

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and, if such number of Warrants shall not be all the warrants evidenced by this
Warrant Certificate, that a new Warrant Certificate for the unexercised
Warrants be registered in the name of, and delivered to, the Registered holder at the address stated below.

Date
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X
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       Signature

Taxpayer Identification number:
                                -------------------
Address:
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                                   ASSIGNMENT

          To be exercised by the Registered Holder in Order to transfer Warrants

FOR VALUE RECEIVED,

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hereby sells, assigns and transfers
unto:

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Please print or type name and address
and social security number

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of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints:

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------------------------------------- Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of the substitution in the premises.

Date:                        X
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